Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and "Financial Information" in the Statement of Additional Information and to the use of our report dated January 27, 2003 with respect to the consolidated financial statements of IDS Life Insurance Company of New York and to the use of our report dated March 21, 2003 with respect to the financial statements of IDS Life of New York Account 8 - IDS Life of New York Variable Universal Life IV/IDS Life of New York Variable Universal Life IV - Estate Series comprised of the segregated asset subaccounts included therein in Post-Effective Amendment No. 7 to the Registration Statement (Form N-6, No. 333-44644) for the registration of the IDS Life of New York Variable Universal Life IV/IDS Life of New York Variable Universal Life IV - Estate Series offered by IDS Life Insurance Company of New York.



                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 25, 2003